Exhibit 99.1

Liquidia Re-Finances Debt Facility With Silicon Valley Bank To Increase To $40.0 Million

MORRISVILLE, N.C., January 7, 2022 - Liquidia Corporation (NASDAQ: LQDA) announced today the closing of a debt facility on January 7, 2022, with Silicon Valley Bank (SVB) which provides Liquidia with up to $40.0 million in term loans of which the first $20.0 million was funded at closing. Liquidia initially entered a debt facility with SVB in March 2021 that provided up to $20.5 million in term loans of which $10.5 million had been funded to date.

Under the terms of the new debt facility, SVB will make loans available in three tranches. Proceeds from the first tranche of $20.0 million have been used to retire Liquidia’s existing SVB term debt and adds $9.5 million of cash to Liquidia’s balance sheet. The first tranche also provides the option of drawing an additional $5.0 million at Liquidia’s discretion through December 31, 2022. A second tranche of $7.5 million is available to fund immediately upon receipt of final and unconditional approval for YUTREPIA™ (treprostinil) inhalation powder by December 31, 2022. The third tranche of $7.5 million will be available through August 31, 2023, upon generating trailing six-month net product sales of YUTREPIA of $27.5 million by June 30, 2023. The debt facility will mature on December 1, 2025 and will consist of interest-only payments through December 31, 2023, unless the third tranche milestone is achieved, and then interest-only through December 31, 2024.

Michael Kaseta, Chief Financial Officer of Liquidia, said: “We are very pleased to continue our relationship with SVB as we progress towards the potential final approval of YUTREPIA. These initial funds will help support pre-commercial activity and other corporate purposes during 2022 while the additional tranches of debt provide non-dilutive capital at key milestones to ensure a successful launch of YUTREPIA. We expect that the combination of current cash on-hand, the net revenue from our treprostinil injection product offering and this new debt facility will allow us to execute on our current plans through a potential final approval YUTREPIA and, if approval is received, at least the first phase of the YUTREPIA launch.”

Scott McCarty, Director of Life Science and Healthcare at Silicon Valley Bank, said: "We are delighted to continue to support Liquidia in their pursuit of addressing unmet patient needs in the pharmaceutical industry. Their investigational product, YUTREPIA, is a great example of what their PRINT® Technology can accomplish and has the potential to play a significant role in treating PAH.”

About YUTREPIA™(treprostinil) inhalation powder

YUTREPIA is an investigational, inhaled dry powder formulation of treprostinil delivered through a proven, convenient, palm-sized device. On November 5, 2021, the FDA issued a tentative approval for YUTREPIA, which is indicated for the treatment of pulmonary arterial hypertension (PAH) to improve exercise ability in adult patients with New York Heart Association (NYHA) Functional Class II-III symptoms. YUTREPIA was designed using Liquidia’s PRINT® technology, which enables the development of drug particles that are precise and uniform in size, shape, and composition, and that are engineered for optimal deposition in the lung following oral inhalation. Liquidia has completed INSPIRE, or Investigation of the Safety and Pharmacology of Dry Powder Inhalation of Treprostinil, an open-label, multi-center phase 3 clinical study of YUTREPIA in patients diagnosed with PAH who are naïve to inhaled treprostinil or who are transitioning from Tyvaso (nebulized treprostinil). YUTREPIA was previously referred to as LIQ861 in investigational studies.

About Liquidia Corporation
Liquidia Corporation is a biopharmaceutical company focused on the development and commercialization of products in pulmonary hypertension and other applications of its PRINT® Technology. The company operates through its two wholly owned subsidiaries, Liquidia Technologies, Inc. and Liquidia PAH, LLC. Liquidia Technologies has developed YUTREPIA™ (treprostinil) inhalation powder for the treatment of pulmonary arterial hypertension (PAH). Liquidia PAH provides the commercialization for rare disease pharmaceutical products, such as generic Treprostinil Injection. For more information, please visit www.liquidia.com.

About Silicon Valley Bank

Silicon Valley Bank (SVB) helps innovative companies and their investors move bold ideas forward, fast. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Learn more at svb.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding future results of operations and financial position, strategic and financial initiatives, business strategy and plans and objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related submission contents and timelines, including the potential for final FDA approval of the NDA for YUTREPIA, the timeline or outcome related to Liquidia’s patent litigation pending in the U.S. District Court for the District of Delaware or its inter partes review with the PTAB or any related appeals, Liquidia’s achievement of the milestones necessary to trigger the second and third tranches of the debt facility and Liquidia’s ability to execute on its strategic or financial initiatives, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. Liquidia has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in Liquidia’s filings with the SEC, including the impact of the coronavirus (COVID-19) outbreak on the company and its financial condition and results of operations, as well as a number of uncertainties and assumptions. Moreover, Liquidia operates in a very competitive and rapidly changing environment and its industry has inherent risks. New risks emerge from time to time. It is not possible for Liquidia’s management to predict all risks, nor can Liquidia assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Liquidia may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and Liquidia undertakes no duty to update its goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Media & Investors:
Jason Adair
Vice President, Corporate Development and Strategy
919.328.4400
jason.adair@liquidia.com